UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2015, Dan W. Cook announced his retirement from the board of directors of TD Ameritrade Holding Corporation, effective January 1, 2016. In accordance with the terms of TD Ameritrade’s stockholders agreement, Mr. Cook’s replacement will be an outside independent director.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On February 12, 2015, TD Ameritrade Holding Corporation held its Annual Meeting of Stockholders, where stockholders voted on three proposals. The proposals are described in detail in TD Ameritrade’s definitive proxy statement filed with the Securities and Exchange Commission on January 2, 2015. Of the 543,276,926 common shares outstanding and entitled to vote at the Annual Meeting, 518,054,131 common shares (or 95.36%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.
The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four directors to the board of directors to serve for three-year terms until the 2018 Annual Meeting of Stockholders. The votes for this proposal were:

	Number of Shares Voted For	Number of Shares Withheld	Broker Non-votes
W. Edmund Clark	394,017,171	108,855,394	15,181,566
Karen E. Maidment	500,466,626	2,405,939	15,181,566
Mark L. Mitchell	499,573,272	3,299,293	15,181,566
Fredric J. Tomczyk	500,424,329	2,448,236	15,181,566

Proposal 2. The stockholders approved, on an advisory basis, the compensation of TD Ameritrade’s named executive officers as disclosed in the proxy statement. The votes on this proposal were:

For	Against	Abstain	Broker Non-votes
498,791,673	3,901,793	179,099	15,181,566

Proposal 3. The stockholders ratified the appointment of Ernst & Young LLP as TD Ameritrade’s independent registered public accounting firm for the fiscal year ending September 30, 2015. The votes on this proposal were:

For	Against	Abstain
516,971,333	862,409	220,389

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 19, 2015	TD AMERITRADE HOLDING CORPORATION

By: /s/ WILLIAM J. GERBER
William J. Gerber
Executive Vice President, Chief Financial Officer

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